UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2016

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51072

Oregon	93-0856709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9100 S.W. Gemini Drive Beaverton, Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 601-1000

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

Fourth Quarter 2015 Preliminary Data

Our financial results for the fourth quarter of 2015 have not yet been prepared. However, based on a preliminary assessment, we expect our (a) revenue for the fourth quarter of 2015 to be at the high-end of our previously-announced range of $37 million to $40 million and (b) our book-to-bill ratio as of December 31, 2015 to be comfortably above 1 to 1. We also expect our results for the first quarter of 2016 to reflect our typical revenue seasonality for the quarter.

We note that our actual consolidated results for the fourth quarter of 2015 and our book-to-bill ratio as of December 31, 2015 may differ materially from the amounts set forth above due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the quarter are finalized. We can give you no assurance as to consolidated results for such quarter until such information is released

We expect to release our earnings and hold our earnings call for the fourth quarter of 2015 in early February 2016, and we will confirm those expected dates in a subsequent announcement. As of the date of this report, we have not made any other public announcement or release regarding our financial results for the fourth quarter of 2015.

Item 7.01    Regulation FD Disclosure.

The information set out in Item 2.02 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2016	CASCADE MICROTECH, INC. (Registrant)

	By:	/s/ JEFF KILLIAN
Jeff Killian
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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